Exhibit 1.1

June 20, 2016

FOR IMMEDIATE RELEASE

Media Contacts:	Investor Relations Contacts:

Chieko Gyobu (Japan)	Hideaki Harada (Japan)
Public Relations Department	Corporate Planning Department
(Tel: +81-3-3574-5664)	(Tel: +81-6-6908-1121)

Panasonic News Bureau (Japan)	Yuko Iwatsu (U.S.)
(Tel: +81-3-3542-6205)	(Tel: +1-201-348-7000)

Jim Reilly (U.S.)
(Tel: +1-201-392-6067)

Anne Guennewig (Europe)
(Tel: +49-611-235-457)

Panasonic Announces filing Form 15F to terminate its

reporting obligations under the U.S. Securities Exchange Act

Osaka, Japan, June 20, 2016 - Panasonic Corporation ([TOKYO:6752] “Panasonic”), hereby announces that it intends to file Form 15F with the SEC today to terminate its reporting obligations under Section 15(d) of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”).

1. Schedule (Eastern Time in the U.S.)

June 20, 2016	Panasonic files Form 15F with the SEC to terminate Panasonic’s reporting obligations under the Exchange Act

Panasonic’s reporting obligations under the Exchange Act to be suspended upon its filing of Form 15F with the SEC

September 2016	Termination of Panasonic’s reporting obligations under the Exchange Act to become effective 90 days after its filing of Form 15F with the SEC

The schedule provided above including the anticipated effective dates may be delayed if the SEC objects or requests an extended review or for other reasons.

2. Future Plans

While Panasonic’s reporting obligations under the Exchange Act (including the obligation to file annual reports on Form 20-F) will be terminated, Panasonic will continue to prepare English consolidated financial statements in accordance with U.S. GAAP* and disclose them on Panasonic’s website. Panasonic will also continue to disclose English translations of disclosure documents pursuant to Japanese law and relevant information such as news releases, in order to facilitate comparisons with past disclosure. Continuous efforts will be made to maintain and enhance governance and disclosure for shareholders and investors.

Panasonic’s American Depositary Shares will continue to be traded in the U.S. on the over-the-counter market under the American Depositary Receipt Program in the U.S.

*	Panasonic will voluntarily adopt International Financial Reporting Standards (IFRS) from its year-end financial results for fiscal 2017 in place of U.S. GAAP.

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